Exhibit 99.1

Contact:	Jennifer-Robyn Meier
Goldleaf Financial Solutions, Inc.
407.481.0090

Goldleaf Names Distinguished Business Educator, Beck A. Taylor, to Board

BRENTWOOD, Tenn. (April 10, 2007) – Goldleaf Financial Solutions, Inc. (NASDAQ:GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today announced the addition of Dr. Beck A. Taylor, Dean of the School of Business at Samford University, to the Company’s board of directors.

After earning his undergraduate degree from Baylor with majors in economics and finance, Taylor received advanced degrees, including a Ph.D., from Purdue University.  In 2002, he was named Visiting Scholar by Harvard University and spent a year in-residence at the prestigious Harvard Graduate School of Education.

Lynn Boggs, CEO of Goldleaf Financial Solutions, said, “Dr. Taylor is a welcome addition to our board because of his integrity and depth of academic achievement.  I believe his experience in working with the business community through his numerous consulting engagements also gives him unique insights that will benefit the Company. “

Taylor received the Young Researcher Award from the Hankamer School of Business in 2000 and was subsequently named the first holder of the W.H. Smith Professorship in Economics at Baylor.  In 2005, he was named Baylor University’s Outstanding Professor.  Most recently, Taylor was named as one of Birmingham’s “Top 40 Under 40” by the Birmingham Business Journal.

Taylor is active in professional and academic organizations, including the American Economic Association, International Atlantic Economic Society, Western Economic Association International, Southern Economic Association, Society of Labor Economists, Industrial Organization Society, Beta Gamma Sigma, Omicron Delta Epsilon, Beta Alpha Psi, and the Southern Business Administration Association.  Additionally, he served for six years on the editorial board of the Atlantic Economic Journal.

Taylor has been a consultant for organizations such as ARCO, CITGO, ABB Vetco Gray, and the National Collegiate Athletic Association. Taylor is a partner in two consulting firms, Finance and Resource Management Consultants (Bellingham, WA) and AgriFocus, Inc. (Monument, CO), and he currently consults with more than 40 companies.  Taylor also serves on the board of McPherson Oil Company, a private fuel and oil distribution company in Birmingham.  Taylor is a trustee of the Birmingham Regional Chamber of Commerce, and he serves on the Birmingham Council of Economic Advisors.

-MORE-

GFSI Names Taylor to Board

April 10, 2007

About Goldleaf

Goldleaf Financial Solutions, Inc. (GFSI) offers a fully featured strategic product suite that provides core data processing, item processing, check and document imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, teller automation, turn-key leasing solutions, Web site design and hosting and retail inventory management services.  The company’s full suite of products and services enables financial institutions and their small- to medium-sized business customers to better compete more effectively in today’s aggressive financial services marketplace, grow their trusted financial relationships and provide increased profitability through the efficient use of technology and an expanded community presence. For more information about Goldleaf or its line of products for community financial institutions, please visit the company at www.goldleaf.com.

Safe Harbor Statement

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the ability of the Company’s suite of products and services to enhance the competitiveness of its clients. These and other risks and uncertainties the company faces are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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